Exhibit 1.1

DOUBLE HULL TANKERS, INC.

              Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

                       , 2005

UNDERWRITING AGREEMENT

                       , 2005

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

   as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Double Hull Tankers, Inc., a Marshall Islands corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [  ] shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, OSG International Inc., a Marshall Islands corporation (the “Selling Stockholder”), proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional [  ] shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. [         ]) under the Act, including a prospectus, relating to the Shares.  The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a “Preliminary Prospectus”) relating to the Shares.  Except where the context otherwise requires, the registration statement, as amended when it became effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.”  As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company has prepared and filed, in accordance with Section 12 of the

Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as may be amended prior to the time of execution of this Agreement, the “Exchange Act Registration Statement”) on Form 8-A (File No. [         ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.

In connection with the offering and sale of the Shares contemplated hereby, the subsidiaries (collectively, the “Subsidiaries”) of the Company named in Schedule B hereto and certain other affiliates of the Selling Stockholder have executed and delivered the Memoranda of Agreement (the “Memoranda of Agreement”), the Time Charters (the “Time Charters”) and the Ship Management Agreements (the “Management Agreements”) listed in Schedule C hereto, and the Company and certain affiliates of the Company and the Selling Stockholder and certain affiliates of the Selling Stockholder have executed and delivered the Charter Framework Agreement (the “CFA”) relating to the Time Charters. In addition, the Company has executed and delivered guarantees (the “Company Guarantees”) in respect of certain obligations of the Subsidiaries under the Time Charters and the Management Agreements; Overseas Shipholding Group, Inc., the parent company of the Selling Stockholder (the “Parent Company”), has executed and delivered a guarantee (the “Parent Company Guarantee”) in respect of certain obligations of the charterers under the Time Charters and the CFA; and the Parent Company and the Selling Stockholder have executed and delivered an Indemnification Agreement (the “Indemnification Agreement”) pursuant to which certain Subsidiaries have been indemnified in connection with the matters set forth therein. The Memoranda of Agreement, the Time Charters, the Management Agreements, the CFA, the Company Guarantees, the Parent Company Guarantee and the Indemnification Agreement are collectively referred to herein as the “Transaction Documents.” Pursuant to the Transaction Documents, at or prior to the “time of purchase” (as hereinafter defined), the Subsidiaries will, among other things, acquire the vessels (the “Vessels”) set forth opposite their respective names in Schedule B hereto in exchange for cash and shares of Common Stock and thereupon will charter the Vessels to the charterers under the Time Charters as described in the Registration Statement and the Prospectus.

The Company, the Selling Stockholder and the Underwriters agree as follows:

1.                                       Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $[   ] per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholder hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as hereinafter defined) or earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  If the option is exercised as to all or any portion of the Additional Shares, each Underwriter, severally and not jointly, agrees to purchase that proportion of the total number of Additional Shares then being purchased which bears the same proportion to the aggregate number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

The Selling Stockholder has executed and delivered a Custody Agreement (the “Custody Agreement”), dated [   ], 2005, between Mellon Investor Services LLC, as custodian (the “Custodian”), and the Selling Stockholder for the purpose of making delivery of any Additional Shares which may be purchased after the time of purchase in accordance with this Agreement. Pursuant to the Custody Agreement, the Selling Stockholder will deposit with the Custodian at the time of purchase certificates in negotiable form representing such number of Additional Shares that are not purchased by the Underwriters at the time of purchase. Pursuant to a power of attorney (the “Power of Attorney”) granted by the Selling Stockholder (which Power of Attorney shall be satisfactory to counsel for the Underwriters), [         ] have been appointed to act as attorneys-in-fact for the Selling Stockholder (the “Attorneys-in-Fact”) and have been authorized, on behalf of the Selling Stockholder, among other things, to execute any documents necessary or desirable in connection with the sale of the Additional Shares to be sold hereunder by the Selling Stockholder, to make delivery of the certificates for such Additional Shares, to receive the proceeds of the sale of such Additional Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by the Selling Stockholder in connection with the sale and public offering of the Additional Shares, to distribute the balance of such proceeds to the Selling Stockholder, to receive notices on behalf of the Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement and the Custody Agreement.

2.                                       Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at

10:00 A.M., New York City time, on [         ], 2005 (unless another time shall be agreed to by you, the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

If an additional time of purchase is the same as the time of purchase, payment of the purchase price for any Additional Shares then being purchased by the Underwriters shall be made at the time of purchase to the Selling Stockholder by Federal Funds wire transfer against delivery of the certificates for such Additional Shares to you through the facilities of DTC for the respective accounts of the Underwriters.  If an additional time of purchase is after the time of purchase, payment of the purchase price for any Additional Shares then being purchased by the Underwriters shall be made at such additional time of purchase to the Custodian for the account of the Selling Stockholder by Federal Funds wire transfer against delivery of the certificates for such Additional Shares to you through the facilities of DTC for the respective accounts of the Underwriters. Electronic transfer of any Additional Shares purchased shall in each case be made to you in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                       Representations and Warranties of the Company and the Selling Stockholder.  The Company and the Selling Stockholder, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)                                  the Registration Statement has heretofore become, and is, effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and each Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and, at the time of purchase and any additional time of purchase, will comply, in all material respects with the requirements of the Act, and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act; any statutes, regulations, contracts, related party transactions or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed as required; the Registration Statement did not when it became effective, does not and, at the time of purchase and any additional time of purchase, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Selling Stockholder make any warranty or representation with respect to any statement contained in, or any omission from, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any such Preliminary Prospectus, the Registration Statement or the Prospectus; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; and the Company has not distributed and will not distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the then most recent Preliminary Prospectus, the Registration Statement and the then most recent Prospectus;

(b)                                 after giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company will have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” under the column “As Adjusted”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Shares as contemplated hereby or by the Memoranda of Agreement; and the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”);

(c)                                  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated hereby and by the Memoranda of Agreement;

(d)                                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; as used herein, “Material Adverse Effect” means a material adverse effect on (i) the business, properties, financial condition, results of operations or prospects of either the predecessor to the Company (the “Predecessor”) or the Company and the Subsidiaries taken as a whole, (ii) any of the Vessels, (iii) the validity of any of the Transaction Documents or the consummation of the transactions contemplated by any of the Memoranda of Agreement or (iv) the ability of any party to perform under any Transaction Document;

(e)                                  the Company has no “subsidiaries” (as defined under the Act) other than the Subsidiaries; the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and bylaws of the Company and each Subsidiary and all amendments and restatements thereto have been delivered to you or your counsel, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof or on or before the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f)                                    the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or in the Memoranda of Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights other than as disclosed in the Registration Statement and the Prospectus; the Shares, when issued and delivered against payment therefor as provided herein or in the Memoranda of Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or other governing documents or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected;

(g)                                 the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the certificates for the Shares comply with the applicable requirements of the Company’s articles of incorporation and bylaws, any applicable laws and the rules of the NYSE; and the holders of the Shares will not be subject to personal liability for the debt or other obligations of the Company by reason of being such holders;

(h)                                 this Agreement has been duly authorized, executed and delivered by the Company;

(i)                                     each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; each party to a Transaction Document has full corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate each of the transactions contemplated thereby; and each Transaction Document has been duly authorized, executed and delivered by each party thereto and is a legal, valid and binding agreement of such party enforceable in accordance with its terms;

(j)                                     neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective articles of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) above as would, individually or in the aggregate, have a Material Adverse Effect;

(k)                                  the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the articles of incorporation or bylaws of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)                                     the execution, delivery and performance of each Transaction Document by each party thereto and the consummation of the transactions contemplated thereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any party to such Transaction Document pursuant to) (i) the charter or bylaws of such party, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any such party is a party or by which any such party or its respective properties or any Vessel may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to any such party or any of its respective properties or any Vessel, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have a Material Adverse Effect;

(m)                               no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority (including, without limitation, the NYSE) , is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than registration of the Shares under the Act, which has been effected, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect;

(n)                                 no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with the execution, delivery and performance of each Transaction Document by each party thereto or the consummation by any such party of the transactions contemplated thereby, other than such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect and except as would not, individually or in the aggregate, have a Material Adverse Effect;

(o)                                 except as expressly set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the

Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as expressly set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(p)                                 each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement and Prospectus, except where the failure to have such licenses, authorizations, consents and approvals or to have made such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any filing required under any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have Material Adverse Effect;

(q)                                 each party to a Transaction Document has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, to perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby, except where the failure to have such licenses, authorizations, consents and approvals or to have made such filings would not, individually or in the aggregate, have a Material Adverse Effect; no such party is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any filing required under any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to it or any of the Vessels, except where such violation, default, revocation or modification would not, individually or in the aggregate, have Material Adverse Effect;

(r)                                    all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(s)                                  there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company or the Selling Stockholder, threatened to which the

Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party, or of which any of their respective properties or any Vessel is or would be subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect and would not prevent the consummation of the transactions contemplated hereby;

(t)                                    Ernst & Young LLP, whose audit reports on the predecessor combined carve-out financial statements (the “Predecessor Financial Statements”) of the Predecessor as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004 and the balance sheet of the Company as of April 30, 2005 (the “Company Financial Statements”) are included in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(u)                                 the Predecessor Financial Statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Predecessor as of the dates indicated and the results of operations and cash flows of the Predecessor for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the Company Financial Statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Company as of the date indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with United States generally accepted accounting principles; all pro forma financial statements or data included in the Registration Statement and the Prospectus and indicated as being such comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other historical financial and related statistical data set forth in the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Predecessor or the Company, as the case may be; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; none of the Predecessor, the Company and the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v)                                 subsequent to the time of execution of this Agreement or, if earlier, the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in (A) the business, properties, financial condition, results of operations or prospects of either the Predecessor or the Company and the Subsidiaries taken as a whole, (B) any of the Vessels, (C) the validity of any of the Transaction Documents, (D) the ability of any party to a Memorandum of Agreement to consummate the transactions contemplated thereby or (E) the ability of any party to perform under any Transaction Document, (ii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iii) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(w)                               the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Act); and (ii) the Selling Stockholder;

(x)                                   the Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act;

(y)                                 the Company is not and after giving effect to the offering and sale of the Shares and the transactions contemplated by the Transaction Documents will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a “passive foreign investment company” or a “controlled foreign corporation,” as such terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

(z)                                   the Company and each of the Subsidiaries has good and marketable title to all property (real and personal), if any, described in the Registration Statement and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances with such exceptions as are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries as described in the Registration Statement and the Prospectus; and all the property described in the Registration Statement or the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries as described in the Registration Statement and the Prospectus;

(aa)                            each Vessel is owned directly by a subsidiary of the Selling Stockholder; each such subsidiary has good and marketable title to the Vessel owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are not material and do not interfere with the intended use to be made of such Vessel as described in the Registration Statement and the Prospectus; at the time of purchase and the additional time of purchase, if any, each Vessel will be duly registered in the name of the Subsidiary that owns it under the laws and regulations and the flag of the Marshall Islands and no other action is necessary to establish and perfect such Subsidiary’s title to and interest in the vessel as against any charterer or third party; and, at the time of purchase and the additional time of purchase, if any, each Vessel will be owned directly by a Subsidiary free and clear of all liens, claims, security interests or other encumbrances, except such as described in the Registration Statement and the Prospectus and such as are not material and do not interfere with the intended use to be made of such Vessel as described in the Registration Statement and the Prospectus;

(bb)                          the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application owned by the Company or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(cc)                            neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(dd)                          the Company and the Subsidiaries and their properties, assets and operations each is in compliance with, and holds all permits, authorizations and approvals required under, Environmental Laws (as hereinafter defined), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to materially interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has received any notice that it is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any written indemnification or settlement agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as hereinafter defined) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law (including any applicable regulations and standards adopted by the International Maritime Organization) relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that in relevant form and concentration is regulated by or may give rise to liability under any Environmental Law);

(ee)                            pursuant to the Management Agreements, the Subsidiaries have arranged for the technical manager of the Vessels to conduct a periodic review of the effect of the Environmental Laws on their respective businesses, operations and properties for the purposes of identifying and evaluating associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(ff)                                all income and other material tax returns required to be filed by the Company or any of the Subsidiaries have been filed, and all taxes and other material assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(gg)                          each subsidiary of the Selling Stockholder that owns a Vessel maintains, and the Company and its Subsidiaries at the time of purchase and any additional time of purchase will maintain or will have caused the technical manager of the Vessels to maintain for its benefit, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses as deemed adequate by such subsidiary of the Selling Stockholder or the Company, as the case may be; such insurance or membership insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Vessels and, in the case of insurance or a membership maintained by or for the benefit of the Company and the Subsidiaries, their businesses; any such insurance or membership maintained by a subsidiary of the Selling Stockholder is fully in force on the date hereof and will be in full force until the time of purchase and any such insurance or membership maintained by or for the benefit of the Company and its Subsidiaries will be fully in force at the time of purchase and any additional time of purchase; there are no material claims by a subsidiary of the Selling Stockholder, the Company or any Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated;

(hh)                          since the date of the last audited Predecessor Financial Statements included in the Registration Statement and the Prospectus, (i) there has not been a material partial loss or total loss of or to any of the Vessels, whether actual or constructive, (ii) no Vessel has been arrested or requisitioned for title or hire and (iii) none of the Predecessor, the Company and the Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(ii)                                  none of the contracts or agreements filed as an exhibit to the Registration Statement has been terminated, amended, modified, supplemented or waived; neither the Company nor any Subsidiary has sent or received any communication regarding the termination, amendment, modification, supplementation or waiver of, or an intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement; and no such termination, amendment, modification, supplementation or waiver, or intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(jj)                                  the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(kk)                            the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; to date, the Company’s auditors have not identified any material weaknesses in internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls or in other factors within control of the Company that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls; and the Company, the Subsidiaries, and their respective officers and directors have taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, each of the Company, the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company, the Subsidiaries or such officers and directors;

(ll)                                  the Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(mm)                      each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made with a reasonable basis and has been disclosed in good faith;

(nn)                          all statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(oo)                          neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or stockholder of the Company or any of the

Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Subsidiaries and, to the Company’s knowledge, the stockholders of the Company have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(pp)                          the operations of the Company, the Subsidiaries and the Vessels are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes, rules and regulations of all jurisdictions and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that, in each case, are applicable to the Company, any of the Subsidiaries and any of the Vessels (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, any of the Subsidiaries or any of the Vessels with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(qq)                          neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

(rr)                                no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Prospectus; all dividends and other distributions declared and payable on the shares of Common Stock of the Company and on the capital stock of each Subsidiary may under the current laws and regulations of the Marshall Islands be paid in United States dollars and freely transferred out of the Marshall Islands; and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any withholding or other tax and may be declared and paid without the necessity of obtaining any consents, approvals, authorizations, orders licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

(ss)                            except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

(tt)                                neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(uu)                          to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement and the Prospectus; and

(vv)                          no stamp duty, stock exchange tax, value-added tax, withholding tax or any other similar duty or tax is payable by or on behalf of the Underwriters in the United States or the Marshall Islands or any political subdivision thereof or any authority thereof having power to tax in connection with the execution, delivery or performance of this Agreement by the Company or the issuance, sale or delivery of the Firm Shares by the Company to or for the account of the Underwriters or the resales of the Firm Shares by the Underwriters to the initial purchasers thereof.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a joint and several representation and warranty by the Company and the Selling Stockholder, as to matters covered thereby, to each Underwriter.

4.                                       Further Representations and Warranties of the Selling Stockholder.  The Selling Stockholder further represents and warrants to each of the Underwriters that:

(a)                                  at the time of the delivery of any Additional Shares pursuant to this Agreement, the Selling Stockholder will be the lawful owner of the number of Additional Shares to be sold and will have valid and marketable title to the Additional Shares to be sold, and upon delivery of and payment for such Additional Shares, the Underwriters will acquire valid and marketable title to such Additional Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(b)                                 the Selling Stockholder has, and at the time of delivery of the Additional Shares pursuant to this Agreement will have, full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), (i) to enter into this Agreement and the Custody Agreement and to execute the Power of Attorney, (ii) to sell, assign, transfer and deliver the Additional Shares pursuant to this Agreement in the manner provided in this Agreement and (iii) to make the representations, warranties and agreements made by the Selling Stockholder herein;

(c)                                  this Agreement, the Custody Agreement and the Power of Attorney have each been duly executed and delivered by the Selling Stockholder, and each is a legal, valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms;

(d)                                 all information with respect to the Selling Stockholder included in the Registration Statement or the Prospectus complied and will comply with all applicable provisions of the Act and Exchange Act;

(e)                                  the Selling Stockholder has duly and irrevocably authorized each Attorney-in-Fact on behalf of the Selling Stockholder, to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Additional Shares to be sold pursuant to this Agreement and receive payment therefor pursuant hereto;

(f)                                    the sale of the Additional Shares by the Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company, any Subsidiary, any Vessel or any Transaction Document which is not set forth in the Prospectus;

(g)                                 neither the Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(h)                                 to the Selling Stockholder’s knowledge, there are no affiliations or associations between any member of the NASD and the Selling Stockholder, except as set forth in the Registration Statement and the Prospectus; none of the proceeds received by the Selling Stockholder from the sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement will be paid to a member of the NASD or any affiliate of such member;

(i)                                     at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Additional Shares to the several Underwriters hereunder shall have been fully paid or provided for by the Selling Stockholder, and all laws imposing such taxes shall have been fully complied with;

(j)                                     no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, court, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) is required in connection with the sale of the Additional Shares by the Selling Stockholder pursuant to this Agreement or the consummation by the Selling Stockholder of the transactions contemplated hereby, by the Custody Agreement or by the Power of Attorney other than registration of such Shares under the Act, which has been effected, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which such Shares are being offered by the Underwriters or under the rules and regulations of the NASD and such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect;

(k)                                  the Selling Stockholder has not distributed and will not distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the then most recent Preliminary Prospectus, the Registration Statement and the then most recent Prospectus;

(l)                                     the Selling Stockholder agrees that (i) Additional Shares represented by certificates in negotiable form that are deposited with the Custodian pursuant to the Custody Agreement will be for the benefit of, and coupled with and subject to the interest of, the Custodian, the Attorneys-in-Fact, the Underwriters and the Company, (ii) the arrangements made by the Selling Stockholder for custody and for the appointment of the Custodian and the Attorneys-in-Fact by the Selling Stockholder pursuant to the Custody Agreement and Power of Attorney are and will be irrevocable, and (iii) the obligations of the Selling Stockholder hereunder and the Custody Agreement shall not be terminated by operation of law, whether as a result of a change in the legal status or capacity of the Selling Stockholder or the occurrence of any other event; if there is a change in the legal status or capacity of the Selling Stockholder or if any such other event occurs before the delivery of such Additional Shares hereunder, certificates for Additional Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney, Custody Agreement and this Agreement, and actions taken by the Custodian and the Attorneys-in-Fact pursuant to the Custody Agreement or the Power of Attorney shall be as valid as if the change in legal status or capacity or such other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or any of them, shall have received notice thereof;

(m)                               the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney, the sale by the Selling Stockholder of the Additional Shares pursuant to this Agreement and the consummation of the transactions contemplated hereby or thereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or bylaws of the Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to the Selling Stockholder or its properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have a

Material Adverse Effect; and

(n)                                 no stamp duty, stock exchange tax, value-added tax, withholding tax or any other similar duty or tax is payable by or on behalf of the Underwriters in the United States or the Marshall Islands or any political subdivision thereof or any authority thereof having power to tax in connection with the execution, delivery or performance of this Agreement or the Custody Agreement by the Selling Stockholder or the sale or delivery of the Additional Shares by the Selling Stockholder to or for the account of the Underwriters or the resales of the Additional Shares by the Underwriters to the initial purchasers thereof.

In addition, any certificate signed by any officer of the Parent Company, the Selling Stockholder or any of the Selling Stockholder’s affiliates or by the Selling Stockholder or by any Attorney-in-Fact and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

5.                                       Certain Covenants of the Company.  The Company hereby agrees:

(a)                                  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as may be required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or subject itself to taxation in any such jurisdiction or consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)                                 to advise you promptly, and, if requested by you, to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e)                                  subject to Section 5(d) hereof, to file promptly all reports and documents and any information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall reasonably object in writing; and to promptly notify you of such filing;

(f)                                    if necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g)                                 to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h)                                 to make generally available to its security holders, and to deliver to you, an earnings statement of the Company and its Subsidiaries (which need not be audited but shall satisfy the provisions of Rule 158(a) under the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than December 31, 2006;

(i)                                     to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the Public Company Oversight Accounting Board);

(j)                                     to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including, if requested, all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)                                  to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with or furnished to the Commission on Forms 20-F or 6-K, or such other similar forms as may be designated by the Commission and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed; provided, however, that any information or documents filed with or furnished to the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for the purposes of this Section 5(k);

(l)                                     to apply the net proceeds from the sale of the Firm Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m)                               for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the Shares and the sales to the

Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(m) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(n)                                 prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, any of the Vessels, any of the Transaction Documents or the offering of the Shares, without your prior consent;

(o)                                 not, at any time on or after the execution of this Agreement, to distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and the then most recent Prospectus;

(p)                                 not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(q)                                 to use its best efforts to cause the Common Stock to be listed on the NYSE and to use its reasonable best efforts either (i) to maintain the listing of the Shares on the NYSE, (ii) to list, and to maintain the listing of, the Shares on any other national securities exchange registered pursuant to Section 6(a) of the Exchange Act or (iii) to arrange for the quotation, and to maintain the quotation of, the Shares in an automated interdealer quotation system of a national securities association registered pursuant to Section 15A(a) of the Exchange Act.; and

(r)                                    to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6.                                       Certain Covenants of the Selling Stockholder.  The Selling Stockholder hereby agrees:

(a)                                  not, at any time on or after the execution of this Agreement, to distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and the then most recent Prospectus;

(b)                                 not to take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)                                  to pay or cause to be paid all taxes, if any, on the transfer and sale of the Additional Shares being sold by the Selling Stockholder;

(d)                                 to advise you promptly, and if requested by you, to confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an Underwriter or dealer may be required under the Act or the Exchange Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties or any of the Vessels or the Transaction Documents, (ii) any change in material information in the Registration Statement or the Prospectus relating to the Selling Stockholder or (iii) any new material information relating to the Company, the Vessels or the Transaction Documents or relating to any matter stated in the Prospectus which comes to the attention of the Selling Stockholder;

(e)                                  prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters the Power of Attorney, the Custody Agreement and a Lock-Up Agreement; and

(f)                                    at the time of purchase, to deposit with the Custodian certificates in negotiable form representing such number of Additional Shares that are not then being purchased by the Underwriters.

7.                                       Certain Covenants of the Company and the Selling Stockholder.  The Company and the Selling Stockholder, jointly and severally, agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters incurred in connection with such qualifications and determinations) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) unless otherwise agreed, the costs and expenses of the Company and the Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by the Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (ix) the performance of the Company’s and the Selling Stockholder’s other obligations hereunder. The Company hereby agrees with the Underwriters that it will pay any such amounts not so paid by the Selling Stockholder.

8.                                       Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholder, jointly and severally, agree that they shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their properly documented out-of-pocket expenses, including the reasonable fees and disbursements of their counsel. The Selling Stockholder hereby agrees with the Underwriters that it will pay any such amounts not so paid by the Company.

9.                                       Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of each of their respective obligations hereunder and to the following additional conditions precedent:

(a)                                  The Company and the Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Cravath, Swaine & Moore LLP, special United States counsel for the Company and the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit B hereto.

(b)                                 The Company and the Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a negative assurance letter of Cravath, Swaine & Moore LLP, special United States counsel for the Company and the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit C hereto.

(c)                                  The Company and the Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Cravath, Swaine & Moore LLP, special United States counsel for the Company and the Selling Stockholder, as to certain tax matters, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit D hereto.

(d)                                 The Company and the Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Reeder & Simpson, PC, Marshall Islands counsel for the Company and the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit E hereto.

(e)                                  The Company and the Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Eversheds LLP, English Counsel for the technical manager of the Vessels, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit F hereto.

(f)                                    The Company and the Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of James I. Edelson, General Counsel of the Parent Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit G hereto.

(g)                                 The Selling Stockholder shall have delivered to you a duly executed Power of Attorney and a duly executed Custody Agreement, in each case in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.

(h)                                 You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by the Representatives.

(i)                                     You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Representatives.

(j)                                     No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

(k)                                  The Registration Statement and the Exchange Act Registration Statement shall become effective not later than 5:30 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the

Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

(l)            Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(m)          Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) there shall not have occurred or become known any material adverse change, or any development involving a prospective material adverse change, in (A) the business, properties, financial condition, results of operations or prospects of either the Predecessor or the Company and the Subsidiaries taken as a whole, (B) any of the Vessels, (C) (C) the validity of any of the Transaction Documents, (D) the ability of any party to a Memorandum of Agreement to consummate the transactions contemplated thereby or (E) the ability of any party to perform under any Transaction Document and (ii) no transaction which is material and adverse to the Company and the Subsidiaries taken as a whole shall have been entered into by the Company or any of the Subsidiaries.

(n)           The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit H hereto.

(o)           The Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Financial Officer of the Parent Company, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit I hereto.

(p)           You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(q)           The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(r)            The Shares shall have been approved for listing on the New York Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(s)           The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(t)            Each Vessel shall have been delivered to a Subsidiary and duly registered in the name of such Subsidiary under the laws and regulations and the flag of the Marshall Islands, no other action shall be necessary to establish and perfect such Subsidiary’s title to and interest in such Vessel as against any charterer or third party, and such Vessel shall be owned directly by such Subsidiary free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus and such as are not material and do not interfere with the intended use to be made of such Vessel as described in the Registration Statement and the Prospectus.

10.           Effective Date of Agreement; Termination.  This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, or of any group of Underwriters (which may include the Representatives) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, or in any of the Vessels or any of the Transaction Documents, which would, in the judgment of the Representatives or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war (it being understood that, with respect to matters relating to the current conflicts in Afghanistan and Iraq occurring within Afghanistan and Iraq, respectively, this clause (iv) shall apply only to an escalation of hostilities or a declaration by the United States of a national emergency or a war which has not heretofore been declared); or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Section 10, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11.           Increase in Underwriters’ Commitments.  Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to the Selling Stockholder.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.           Indemnity and Contribution.

(a)           The Company and the Selling Stockholder, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the indemnity agreement contained in this Section 12(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which are the subject thereof if, and only to the extent that, a court of competent jurisdiction finds, in a final, non-appealable judgment binding upon the parties hereto, that (i) the sale to such person was an initial resale by such Underwriter directly to such person, (ii) the Prospectus corrected, and the indemnifying party has satisfied and sustained the burden of proof that the Prospectus corrected, any such alleged untrue statement or omission, (iii) such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, (iv) the Company furnished to such Underwriter, in compliance with Section 5(b) hereof, sufficient copies of the Prospectus in a timely manner as to reasonably permit such Underwriter to send or give a copy of the Prospectus to such person at or prior to the written confirmation of such sale, (v) such Prospectus was required by law to be delivered to such person at or prior to the written confirmation of such sale, and (vi) such loss, damage, expense, liability or claim resulted from such failure to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person.

(b)           If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to Section 12(a), such Underwriter or such person shall promptly notify the Company or the Selling Stockholder, as the case may be, in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability which the Company or the Selling Stockholder may have to any Underwriter or any such person or otherwise.  Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No indemnifying party shall be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(c)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and its respective directors and officers, the Selling Stockholder and its respective directors and officers and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

(d)           If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to Section 12(c) hereof, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise.  The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(e)           If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a) or (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholder or by the

Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)            The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.  Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Selling Stockholder to contribute pursuant to this Section 12 are joint and several. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(g)           The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, any of its directors or officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s respective officers or directors, and, in the case of the Selling Stockholder, against any of the Selling Stockholder’s respective officers or directors, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

13.           Information Furnished by the Underwriters.  The statements set forth in the section of the Prospectus entitled “Underwriting” in (i) the first paragraph immediately under the caption “Commissions and Discounts” and (ii) in the paragraphs immediately under the caption  “Price Stabilization, Short Positions” constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 12 hereof.

14.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 26 New Street, St. Helier, Jersey JE23RA, Attention: Chief Executive Officer, and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder, c/o OSG Ship Management, Inc., 511 Fifth Avenue, New York, NY 10017, Attention: General Counsel.

15.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder each consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Selling Stockholder each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Selling Stockholder each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.  The Company hereby appoints, without power of revocation, [    ] as its agent to accept and acknowledge on its behalf of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.  The Selling Stockholder hereby appoints, without power of revocation, OSG Ship Management, Inc., at the address set forth above, as its agent to accept and acknowledge on its behalf of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

17.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholder and to the extent provided in Section 12 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s or any of the Underwriters’ respective businesses and/or assets.

20.           Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

The Company and the Selling Stockholder hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors, the Selling Stockholder or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Selling Stockholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholder regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Stockholder. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholder in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the several Underwriters, severally.

Very truly yours,

DOUBLE HULL TANKERS, INC.

By:
Name:
Title:

OSG INTERNATIONAL INC.

By:
Name:
	Title:	Attorney-in-Fact

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares	Number of Additional Shares
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
[to be inserted]
Total

SCHEDULE B

Subsidiary	Vessel to be Acquired

Ann Tanker Corporation	Overseas Ann
Overseas Chris Tanker Corporation	Overseas Chris
Regal Unity Tanker Corporation	Regal Unity
Overseas Cathy Tanker Corporation	Overseas Cathy
Overseas Sophie Tanker Corporation	Overseas Sophie
Rebecca Tanker Corporation	Rebecca
Ania Aframax Corporation	Ania

SCHEDULE C

Memoranda of Agreement

Memorandum of Agreement, dated September 20, 2005, between Ann Tanker Corporation and 1320 Tanker Corporation.

Memorandum of Agreement, dated September 20, 2005, between Chris Tanker Corporation and 1320 Tanker Corporation.

Memorandum of Agreement, dated September 20, 2005, between Regal Unity Tanker Corporation and Regency Tankers Corporation.

Memorandum of Agreement, dated September 20, 2005, between Cathy Tanker Corporation and Tenth Aframax Corporation.

Memorandum of Agreement, dated September 20, 2005, between Sophie Tanker Corporation and Ninth Aframax Corporation.

Memorandum of Agreement, dated September 20, 2005, between Rebecca Tanker Corporation and Third Aframax Corporation.

Memorandum of Agreement, dated September 20, 2005, between Ania Aframax Corporation and Sargasso Tanker Corporation.

Time Charters

Time Charter Party, dated October 6, 2005, 2005, between Ann Tanker Corporation and DHT Ann VLCC Corp.

Time Charter Party, dated October 6, 2005, between Chris Tanker Corporation and DHT Chris VLCC Corp.

Time Charter Party, dated October 6, 2005, between Regal Unity Tanker Corporation and DHT Regal Unity VLCC Corp.

Time Charter Party, dated October 6, 2005, between Cathy Tanker Corporation and DHT Cathy Aframax Corp.

Time Charter Party, dated October 6, 2005, between Sophie Tanker Corporation and DHT Sophie Aframax Corp.

Time Charter Party, dated October 6, 2005, between Rebecca Tanker Corporation and DHT Rebecca Aframax Corp.

Time Charter Party, dated October 6, 2005, between Ania Aframax Corporation and DHT Ania Aframax Corp.

Ship Management Agreements

Ship Management Agreement, dated October 6, 2005, between Ann Tanker Corporation and Tanker Management Ltd.

Ship Management Agreement, dated October 6, 2005, between Chris Tanker Corporation and Tanker Management Ltd.

Ship Management Agreement, dated October 6, 2005, between Regal Unity Tanker Corporation and Tanker Management Ltd.

Ship Management Agreement, dated October 6, 2005, between Cathy Tanker Corporation and Tanker Management Ltd.

Ship Management Agreement, dated October 6, 2005, between Sophie Tanker Corporation and Tanker Management Ltd.

Ship Management Agreement, dated October 6, 2005, between Rebecca Tanker Corporation and Tanker Management Ltd.

Ship Management Agreement, dated October 6, 2005, between Ania Aframax Corporation and Tanker Management Ltd.